Exhibit 1

FORM OF VOTING AGREEMENT

VOTING AGREEMENT, dated as of January 5, 2007, (this “Agreement”), by and among Advanced Medical Optics, Inc., a Delaware corporation (“Parent”) and the individual or entity set forth on the signature page hereto (“Stockholder”).  For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

WHEREAS, as of the date hereof, Stockholder owns the number of shares of the Common Stock, par value $0.01 per share (the “Company Common Stock”), of Intralase Corp., a Delaware corporation (the “Company”) as set forth on the signature page hereto;

WHEREAS, Parent proposes to enter into a transaction (such transaction, including the contemplated merger and the effects thereof, the “Transaction”) with the Company, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Ironman Merger Corporation, a Delaware corporation (“Merger Sub”) and the Company (the “Merger Agreement”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Representations of Stockholder.

(a)           Stockholder hereby represents and warrants to Parent as follows:

(i)            Stockholder is the beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of the number of shares of Company Common Stock set forth on the signature page hereto.  All of such shares are collectively referred to herein as the “Shares.”   Such Stockholder is not the beneficial owner of any shares of Company Common Stock or other voting securities or instruments of the Company other than the Shares.

(ii)           Such Stockholder has the exclusive right, power and authority to execute and deliver this Agreement, to vote the Shares beneficially owned by it and to otherwise perform its respective obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder; and, assuming that this Agreement has been duly and validly authorized, executed and delivered by Parent, this Agreement constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(iii)          Other than as required or permitted by this Agreement, the Shares are now and shall at all times during the term of this Agreement be owned of record by such Stockholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Shares; and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of the Shares other than this Agreement.

(iv)          The execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the performance by such Stockholder of its obligations hereunder will not:

(1)           require any consent, approval, order, authorization or permit of, or registration, filing with or notification to, any court, governmental or regulatory authority or agency (a “Governmental Entity”) or any private third party, except for the filing with the Securities and Exchange Commission (the “Commission”) of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;

(2)           result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets is bound; or

(3)           violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to such Stockholder in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of such Stockholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

(v)           Such Stockholder acknowledges receipt and review of the Merger Agreement and understands the terms and conditions thereof.  Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing.  Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(vi)          Such Stockholder hereby waives, and agrees not to assert or perfect, any dissenters’ rights and any similar rights that it may have by virtue of ownership of the Shares.

(vii)         No consent of such Stockholder is necessary under any “community property” or other laws in order for such Stockholder to enter into and perform their obligations under this Agreement.

(b)           The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

2.             Representations of Parent.  Parent hereby represents and warrants to Stockholder that:

(a)           Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent and is a valid and binding agreement of Parent enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(c)           The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both) (i) contravene or conflict with the certificate of incorporation or the bylaws of Parent;  (ii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound; (iii) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Parent in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Parent to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party.

3.             Agreement to Vote Shares.

(a)           Whereas the Board of Directors of the Company has approved the merger of Merger Sub with and into the Company upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, during the period commencing on the date hereof and continuing until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, Stockholder agrees to: (i) appear, or cause the record holder of any Shares on the applicable record date (each a “Record Holder”) to appear (in person or by proxy), at any annual or special meeting of the stockholders of the Company for the purpose of obtaining a quorum; and (ii) vote (or execute proxies with respect to), and cause each Record Holder to vote (or execute proxies with respect to), the Shares and any New Shares:  (A) in favor of adoption and approval of the Merger Agreement and the Transaction, including each other actions, agreements and transactions contemplated by or in furtherance of the Merger Agreement, the Transaction and this Agreement, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (B) against (1) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement and (2) any action, proposal, transaction or agreement that would reasonably be expected to compete with or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction.

(b)           In furtherance of the covenants set forth in Section 3(a) hereof, Stockholder agrees, for a period beginning on the date hereof and continuing until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, to deliver or cause each Record Holder of any Shares or New Shares of such Stockholder to deliver to Parent upon request a proxy, substantially in the form of Annex A attached hereto, for any such stockholder meeting, authorizing the Shares and any New Shares owned by such Stockholder to be voted in accordance with Section 3(a) of this Agreement.

4.             Transfer and Encumbrance.  Subject to the terms of this Agreement, for a period beginning on the date hereof and continuing until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, Stockholder agrees not to, directly or indirectly, transfer, sell, offer, hypothecate, assign, pledge or otherwise dispose of or encumber (“Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or New Shares or such Stockholder’s voting or economic interest therein.  Stockholder agrees not to (a) grant any proxies, options or rights of first offer or refusal with respect to any of the Shares, (b) permit any such Shares to become subject to, any new pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements or (c) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Shares.  Notwithstanding the foregoing, Stockholder may take any action described in the previous two sentences, so long as the other party (a “transferee”) to such Transfer or other arrangement described in the second sentence of this Section 4 executes this Agreement (or a joinder thereto in a form reasonably satisfactory to Parent) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer or arrangement, Stockholder shall continue to be liable for any breach by such transferee of its agreements and covenants under this Agreement.

5.             Additional Purchases.  Stockholder agrees that in the event (a) any shares of Company Common Stock or other voting securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of such Stockholder; (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement; or (c) such Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock or other voting securities of the Company, other than the Shares (such Company Common Stock and other voting securities of the Company, collectively, the “New Shares”), Stockholder agrees to vote such New Shares in the same manner as the Shares and to notify Parent and then deliver promptly to Parent upon request of Parent a proxy with respect to such New Shares, substantially in the form of Annex A attached hereto.  Stockholder also agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

6.             Covenants of the Stockholder.

(a)           Stockholder agrees that such Stockholder will not, by any voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Stockholder;

(b)           Stockholder will, in its capacity as a beneficial owner of Shares and New Shares, (i) use all reasonable efforts to cooperate with the Company and Parent in connection with the Transaction, (ii) promptly take such reasonable actions as are necessary or appropriate to consummate the Transaction, and (iii) provide any information reasonably requested by the Company or Parent for any regulatory application or filing made or approval sought for the Transaction.

7.             Covenants of the Stockholder and Parent.

(a)           Each of Parent and Stockholder will use their respective reasonable best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement.

(b)           Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by them or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

8.             Fiduciary Duties.  Stockholder is signing this Agreement solely in such Stockholder’s capacity as the beneficial owner of Shares and New Shares and nothing contained herein shall limit or affect any actions taken by such Stockholder in his or her capacity as an officer or director of the Company and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement; provided, however, that nothing in this Section 8 shall affect such Stockholder’s obligations as a beneficial owner of Shares and New Shares set forth in this Agreement.

9.             Specific Performance.  Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages.  Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages.  Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

10.           Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  This Agreement shall not be assignable without the written consent of the other party hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.

11.           Termination.  This Agreement will terminate automatically, without any action on the part of any party hereto, on the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to its terms or (c) at any time upon notice by Parent to Stockholder.

12.           Entire Agreement.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

13.           Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

14.           Jurisdiction; Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Delaware (each, a “Designated Court”), (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Designated Court, and any claim that any such action or proceeding brought in any Designated Court has been brought in an inconvenient forum, and (c) submits to the non-exclusive jurisdiction of Designated Courts in any suit, action or proceeding.  Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Designated Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

15.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)            if to Parent, to:

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

Attention: General Counsel

Facsimile No.:  (714) 247-8679

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California  90071

Attention:  Brian J. McCarthy

Facsimile No.:  (213) 687-5600

(ii)           if to Stockholder, to the address set forth beneath Stockholder’s signature on the signature page hereto.

16.           Severability.  This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect.  If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

17.           Waiver.  The parties hereto may, to the extent permitted by applicable Law, subject to Section 18 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

18.           Modification.  No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

19.           Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

20.           Headings.  All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ADVANCED MEDICAL OPTICS, INC.

By:
Name:
Title:

STOCKHOLDER:

[Name]

Stockholder Address:

Facsimile No.:

Shares of Company Common Stock Owned:

ANNEX A

FORM OF IRREVOCABLE PROXY

The undersigned is a party to the Voting Agreement, dated as of January 5, 2007 (the “Voting Agreement”), by and between Advanced Medical Optics, Inc., a Delaware corporation, and the undersigned.

The undersigned hereby revokes any previous proxies previously granted with respect to any Shares (as defined in the Voting Agreement) and appoints Advanced Medical Optics, Inc., a Delaware corporation (“Parent”), and any individual who shall be designated by Parent, with full power of substitution and resubstitution, as attorney-in-fact and proxy of the undersigned to attend any and all meetings of stockholders (and any adjournments or postponements thereof) of Intralase Corp., a Delaware corporation (the “Company”), solely to vote all Shares (as defined in the Voting Agreement) in accordance with the terms of the Voting Agreement.  Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement.

This proxy has been granted pursuant to Section 3 of the Voting Agreement.  This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the term of the Voting Agreement to the fullest extent permitted under Delaware law, and except that such proxy shall terminate upon the termination of the Voting Agreement.

[Signature page follows]

A-1

The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated: January    , 2007

By:
[Name]

A-2